Exhibit 21.01

Subsidiaries of Registrant, as of December 31, 2019

Bear River Zeolite Company
C/o Box 643
Thompson Falls, MT 59873

Antimonio de Mexico, S.A. de C.V.
C/o Box 643
Thompson Falls, MT 59873

United States Antimony, Mexico, S.A. de C.V.
C/o Box 643
Thompson Falls, MT 59873

Stibnite Holding Company US Inc.
C/o Box 643
Thompson Falls, MT 59873

Antimony Mining and Milling US LLC
C/o Box 643
Thompson Falls, MT 59873